SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report  (Date of earliest event reported)   May 23, 1996


                      Brauvin High Yield  Fund L. P.
          (Exact name of registrant as specified in its charter)


                 Delaware           0-17557                 36-3569428
            (State or other       (Commission             (IRS Employer
            jurisdiction of      File Number)           Identification
             organization)                                  Number)


  150 South Wacker Drive,  Suite 3200,  Chicago, Illinois          60606
      (Address of principal executive offices)                  (Zip Code)


  Registrant's telephone number, including area code        (312) 443-0922


                                Not Applicable
       (Former name or former address, if changed since last report)

Item 5. Other Events

  On May 23, 1996, Mr. Cezar M. Froelich notified the Managing General Partner of Brauvin High Yield Fund L.P. ("the Partnership") of his decision to resign and withdraw as a General Partner of the Partnership. This resignation will become effective ninety days from June 20, 1996 (the date of notice to the Limited Partners). Mr. Froelich and the Managing General Partner do not believe that this resignation has had an adverse effect, and should not in the future have any adverse effect, on the operations of the
Partnership.   Mr. Froelich's resignation was not the result of a
disagreement on any matter relating to the Partnership's operations, policies or practices.

  On June 14, 1996, Mr. Thomas J. Coorsh resigned his position as Treasurer and Chief Financial Officer of the Corporate General Partner of the Partnership. Mr. Coorsh's resignation was also not the result of a disagreement on any matter relating to the Partnership's operations, policies or practices.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    BRAUVIN HIGH YIELD FUND L.P.


                                    By:    Brauvin Realty Advisors, Inc.
                                           Corporate General Partner


                                    By:    /s/ Jerome J.  Brault

                                       Jerome J. Brault, Chairman of the
                                       Board, President and Chief Executive
                                       Officer

                                    Dated:          June 20, 1996